                                                                  EXHIBIT (a)(3)

                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                        TENDER OF SHARES OF COMMON STOCK
                                       OF
                              GARTNER GROUP, INC.

     This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if certificates evidencing shares of Common Stock, Class A, par value $0.0005 per share ("Class A Common Stock"), or Common Stock, Class B, par value $0.0005 per share ("Class B Common Stock", and together with the Class A Common Stock, the "Common Stock" or the "Shares"), of Gartner Group, Inc., a Delaware corporation (the "Company"), are not immediately available, or if the procedure for book-entry transfer set forth in the Offer to Purchase dated July 27, 1999 (the "Offer to Purchase") and the related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer") cannot be completed on a timely basis or time will not permit all required documents, including a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof), to reach the Depositary prior to the Expiration Date (as defined in the Offer to Purchase).

     This Notice of Guaranteed Delivery, properly completed and duly executed, may be delivered by hand, mail or facsimile transmission to the Depositary. See
Section 3 of the Offer to Purchase.

     THE METHOD OF DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY IS AT THE OPTION AND RISK OF THE TENDERING STOCKHOLDER. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY.

                        The Depositary for the Offer is:

                                 EQUISERVE L.P.

    By Overnight Delivery,             By Hand Delivery:                   By Mail:
  Certified or Express Mail:
        EquiServe L.P.          Securities Transfer & Reporting         EquiServe L.P.
       Corporate Actions                Services, Inc.                 Corporate Actions
      40 Campanelli Drive             c/o EquiServe L.P.                 P.O. Box 9573
      Braintree, MA 02184        100 William Street, Galleria        Boston, MA 02205-8686
                                      New York, NY 10038

                                   Telephone:
                                 (781) 575-3120

                            Facsimile Transmission:
                                 (781) 575-4826

                   Confirm Receipt of Facsimile by Telephone:
                                 (781) 575-4816
                            ------------------------

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY. DELIVERIES TO THE COMPANY WILL NOT BE FORWARDED TO THE DEPOSITARY AND THEREFORE WILL NOT CONSTITUTE VALID DELIVERY TO THE DEPOSITORY. DELIVERIES TO THE BOOK-ENTRY TRANSFER FACILITY WILL NOT CONSTITUTE VALID DELIVERY TO THE DEPOSITARY.

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

     This Notice of Guaranteed Delivery form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined in the Offer to Purchase) under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

TO GARTNER GROUP, INC.:

     The undersigned hereby tenders to the Company at the price per Share indicated in this Notice of Guaranteed Delivery, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal, receipt both of which is hereby acknowledged, the number of shares specified below pursuant to the guaranteed delivery procedure set forth in
Section 3 of the Offer to Purchase.
--------------------------------------------------------------------------------
                         DESCRIPTION OF SHARES TENDERED
                 (ATTACH ADDITIONAL SIGNED LIST, IF NECESSARY)

-------------------------------------------------------------------------------------------------------------
CLASS OF SHARES BEING TENDERED*: (CHECK ONE BOX ONLY)
[ ] CLASS A COMMON STOCK
[ ] CLASS B COMMON STOCK
-------------------------------------------------------------------------------------------------------------
         CERTIFICATE                  TOTAL NUMBER OF SHARES
         NUMBER(S)**                REPRESENTED BY CERTIFICATES            NUMBER OF SHARES TENDERED***
----------------------------- --------------------------------------- ---------------------------------------

----------------------------- --------------------------------------- ---------------------------------------

----------------------------- --------------------------------------- ---------------------------------------

----------------------------- --------------------------------------- ---------------------------------------

----------------------------- --------------------------------------- ---------------------------------------
        Total shares:
-------------------------------------------------------------------------------------------------------------

 Indicate in this box the order (by certificate number) in which Shares are to be purchased in event of proration.**** See Instruction 10 of the Letter of Transmittal.

1st:            2nd:            3rd:            4th:            5th:
--------------------------------------------------------------------------------

    * Stockholders who desire to tender both Class A Common Stock and Class B Common Stock must complete a separate Notice of Guaranteed Delivery for each class. If you do not indicate the class being tendered, we will review the certificates for the Shares tendered. If all such certificates relate to one class of Shares, the tender will be proper. However, if such certificates relate to more than one class of Shares, the tender will not be proper. See Instruction 5 of the Letter of Transmittal.

   ** If available. DOES NOT need to be completed by stockholders tendering shares by book-entry transfer.

  *** Unless otherwise indicated, it will be assumed that all shares evidenced by each certificate delivered to the Depositary are being tendered hereby. See Instruction 4 of the Letter of Transmittal.

 **** If you do not designate an order, in the event less than all Shares tendered are purchased due to proration, Shares will be selected for purchase by the Depositary.
--------------------------------------------------------------------------------

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

                          SELECTION OF PURCHASE PRICE

                  (SEE INSTRUCTION 6 OF LETTER OF TRANSMITTAL)
--------------------------------------------------------------------------------
     The undersigned is tendering Shares at a price as follows (check one box):

             SHARES TENDERED AT PRICE DETERMINED BY DUTCH AUCTION:

     [ ] The undersigned wants to maximize the chance of having the Company purchase all Shares the undersigned is tendering (subject to the proportionality and proration provisions of the Offer to Purchase). Accordingly, BY CHECKING THIS BOX INSTEAD OF ONE OF THE PRICES BELOW*, the undersigned hereby tenders Shares and is willing to accept the Purchase Price resulting from the Dutch Auction tender process. This action will result in receiving a price per Share as low as $21 or as high as $24.

                            ------------------------
                  CHECK THE BOX ABOVE OR CHECK ONE BOX BELOW*
                            ------------------------

              SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER:

     By checking ONE of the boxes below INSTEAD OF THE BOX ABOVE*, the undersigned hereby tenders Shares at the price checked. This action could result in none of the Shares being purchased if the Purchase Price for the Shares is less than the price checked. A stockholder who desires to tender Shares at more than one price must complete a separate Notice of Guaranteed Delivery for each price at which Shares are tendered. The same Shares cannot be tendered at more than one price.
        PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED

  [ ] $21.00    [ ] $21.675   [ ] $22.25    [ ] $22.875   [ ] $23.50
  [ ] $21.125   [ ] $21.75    [ ] $22.375   [ ] $23.00    [ ] $23.675
  [ ] $21.25    [ ] $21.875   [ ] $22.50    [ ] $23.125   [ ] $23.75
  [ ] $21.375   [ ] $22.00    [ ] $22.675   [ ] $23.25    [ ] $23.875
  [ ] $21.50    [ ] $22.125   [ ] $22.75    [ ] $23.375   [ ] $24.00

---------------
* If you do not indicate the purchase price of Shares being tendered, it will be assumed that all Shares are tendered at the Dutch Auction price.

                                    ODD LOTS

                  (SEE INSTRUCTION 9 OF LETTER OF TRANSMITTAL)
     To be completed ONLY if shares of a class are being tendered by or on behalf of a person owning beneficially or of record, as of the close of business on July 27, 1999 and who continues to own beneficially or of record, as of the Expiration Date, an aggregate of fewer than 100 shares of a class of Common Stock. The undersigned either (check one box):
     [ ] was the beneficial or record owner of, as of the close of business on July 27, 1999, and continues to own, beneficially or of record, as of the Expiration Date, an aggregate of fewer than 100 Shares of the class of Common Stock tendered, all of which are being tendered; or
     [ ] is a broker, dealer, commercial bank, trust company or other nominee that (a) is tendering for the beneficial owner thereof Shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by such beneficial owner, that such person was the beneficial or record owner of, as of the close of business on July 27, 1999, and continues to own beneficially or of record, as of the Expiration Date, an aggregate of fewer than 100 shares of the class of Common Stock tendered, all of which are being tendered.

                               Signature(s):

                               -----------------------------------------------

                               -----------------------------------------------

                               Name(s) of
                               Record Holder(s):

                               -----------------------------------------------

                               ------------------------------------------------
                                       Please Type or Print

                               Address:

                               ------------------------------------------------

                               ------------------------------------------------
                                                                      Zip Code

                               Telephone No. (including area code):
                                                                   ------------

                               Facsimile Number:
                                           ------------------------------------

                               E-mail address:
                                         -------------------------------------

                               If Shares will be delivered by
                               book-entry transfer, provide the
                               following information:

                               Account Number:

                               -----------------------------------------------

                               Date:

                               -----------------------------------------------

                                   GUARANTEE

                  (NOT TO BE USED FOR A SIGNATURE GUARANTEE.)

     THE UNDERSIGNED, A BANK, BROKER, DEALER, CREDIT UNION, SAVINGS ASSOCIATION OR OTHER ENTITY WHICH IS A MEMBER IN GOOD STANDING OF THE SECURITIES TRANSFER AGENTS MEDALLION PROGRAM OR A BANK, BROKER, DEALER, CREDIT UNION, SAVINGS ASSOCIATION OR OTHER ENTITY WHICH IS AN "ELIGIBLE GUARANTOR INSTITUTION," AS SUCH TERM IS DEFINED IN RULE 17Ad-15 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (EACH OF THE FOREGOING CONSTITUTING AN "ELIGIBLE INSTITUTION"), HEREBY GUARANTEES THE DELIVERY TO THE DEPOSITARY OF THE SHARES TENDERED HEREBY, IN PROPER FORM FOR TRANSFER, OR A CONFIRMATION THAT THE SHARES TENDERED HEREBY HAVE BEEN DELIVERED PURSUANT TO THE PROCEDURE FOR BOOK-ENTRY TRANSFER SET FORTH IN THE OFFER TO PURCHASE INTO THE DEPOSITARY'S ACCOUNT AT THE BOOK-ENTRY TRANSFER FACILITY, TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL (OR A MANUALLY SIGNED FACSIMILE THEREOF) OR AN AGENT'S MESSAGE (AS DEFINED IN THE OFFER TO PURCHASE) OR THROUGH ATOP (AS DEFINED IN THE OFFER TO PURCHASE) AND ANY REQUIRED SIGNATURE GUARANTEES OR OTHER REQUIRED DOCUMENTS, ALL WITHIN THREE (3) NEW YORK STOCK EXCHANGE TRADING DAYS AFTER RECEIPT BY THE DEPOSITARY OF THIS NOTICE OF GUARANTEED DELIVERY.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates representing shares or a confirmation of book-entry transfer or, in the case of transfer through ATOP, a specified acknowledgement to the Depositary within the time period set forth herein. Failure to do so could result in a financial loss to such Eligible Institution.

                                          Name of Firm:

                                          --------------------------------------

                                          Address:

                                          --------------------------------------

                                          --------------------------------------
                                                                        Zip Code

                                          Telephone No. (Including area code):

                                          --------------------------------------

                                          Authorized Signature:

                                          --------------------------------------

                                          Name:

                                          --------------------------------------
                                                       Please Print

                                          Title:

                                          --------------------------------------

                                          Date:

                                          --------------------------------------

NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS FORM. CERTIFICATES FOR SHARES SHOULD BE SENT WITH THE LETTER OF TRANSMITTAL.

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